UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 11, 2009

American Superconductor Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19672	04-2959321
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

64 Jackson Road, Devens, Massachusetts		01434
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(978) 842-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On December 11, 2009, the Board of Directors of American Superconductor Corporation (the "Company") promoted Daniel P. McGahn to the position of President and Chief Operating Officer.

Mr. McGahn had previously served as the Company’s Senior Vice President and General Manager, AMSC Superconductors, since December 2008. From May 2008 to December 2008, he served as Senior Vice President and General Manager, AMSC Superconductors and Asia/Pacific and from January 2008 to May 2008 he served in this same position but as a Vice President. From December 2006 to January 2008, Mr. McGahn served as Vice President, Strategic Planning and Development. From January 2003 to December 2006, Mr. McGahn served as Executive Vice President and Chief Marketing Officer of Konarka Technologies, a venture-backed developer of polymer photovoltaic technology for renewable power. Mr. McGahn holds M.S. and B.S. degrees in engineering from the Massachusetts Institute of Technology.

In connection with such promotion, the Compensation Committee of the Board of Directors of the Company approved the following adjustments to the Company’s existing compensation arrangements with Mr. McGahn, effective upon his promotion:

• an increase in annual base salary from $260,000 to $330,000;

• the issuance of 25,000 restricted shares of common stock under the Company’s 2007 Stock Incentive Plan, which vest based on a satisfaction of specified performance-based conditions;

• the grant of an option for 100,000 shares of common stock under the Company’s 2007 Stock Incentive Plan, which vests five years from the date of grant; and

• an amendment to the Company’s severance agreement with Mr. McGahn that increases the severance payment period from 12 months to 18 months.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Superconductor Corporation

December 15, 2009	By:	/s/ David A. Henry

Name: David A. Henry
Title: Senior Vice President and Chief Financial Officer